UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

THUNDER MOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11770 W. President Drive, Ste. F
 Boise, Idaho, United States 83713
 (Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: (208) 658-1037

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On October 27, 2025, Thunder Mountain Gold, Inc. (the "Company") completed a non-brokered private placement (the "Private Placement") pursuant to which the Company issued 10,000,000 units (each, a "Unit") at a price of US$0.25 per Unit for gross proceeds of US$2,500,000. Each Unit consists of one common share of the Company (a "Common Share") and one-half of one common share purchase warrant (each whole warrant, a "Warrant"). Each Warrant entitles the holder to purchase one additional Common Share at a price of US$0.40 per share until October 24, 2027. The Company relied on the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act") provided by Rule 506(b) of Regulation D and/or Section 4(a)(2) under the Securities Act for the issuance of the Units. Each purchaser in the Private Placement represented to the Company that the purchaser qualifies as an "accredited investor", as defined in Rule 501(a) of Regulation D under the Securities Act.  The Common Shares and the Warrants comprising the Units and any additional Common Shares issuable upon exercise of the Warrants are and will be "restricted securities" under the Securities Act.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

The Company issued a press release announcing the closing of the Private Placement on October 24, 2025, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Document

99.1	Press release of the Company dated October 27, 2025 (1)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

(1) Filed as an exhibit to this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC.
	By:	/s/ Eric T. Jones
Date: October 24, 2025	Name:	Eric T. Jones
	Title:	Chief Executive Officer